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                                                         EXHIBIT 5.1




                           Weil, Gotshal & Manges LLP
                        (A Limited Liability Partnership
                      Including Professional Corporations)
                    767 Fifth Avenue, New York, NY 10153-0119
                                 (212) 310-8000
                               Fax: (212) 310-8007



                                             September 25, 1996



     SEACOR Holdings, Inc.
     1370 Avenue of the Americas
     25th Floor
     New York, New York  10019

     Gentlemen:

               We have acted as counsel to SEACOR Holdings, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Registration Statement of the Company on Form S-8 under the Securities Act of 1933, as amended (the
     "Registration Statement"). Terms defined in the Registration Statement and not otherwise defined herein are used herein with the meanings as so defined.

               In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

               In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the legal capacity of natural persons, the conformity to original documents of documents submitted to us as certified or photo-static copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

               Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

               1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

               2. The 1,000,000 shares of Common Stock, par value $.01 per share, of the Company to be issued and sold by the Company pursuant to the Registration Statement, have been duly authorized and, when issued and sold as contemplated by the Registration Statement and the SEACOR Holdings, Inc. 1992 Non-Qualified Stock Option Plan and SEACOR Holdings, Inc. 1996 Share Incentive Plan will be validly issued, fully paid and nonassessable.

               The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. These opinions may not be used or relied upon by any other person nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.
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               We hereby consent to be named in the Prospectus as the
     attorneys who have passed upon the legality of the securities being offered thereby and to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                        Very truly yours,

                                        /s/ Weil, Gotshal & Manges LLP